EXHIBIT 31.1
CERTIFICATION
I, C. Keith Cargill, certify that:

1.	I have reviewed this report on Form 10-K/A of Texas Capital Bancshares, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 2, 2020

/S/ C. Keith Cargill
C. Keith Cargill
Chief Executive Officer